UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code):  (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On February 26, 2014, Genocea Biosciences, Inc. (the “Company”) entered into a Bioprocessing Services Agreement (the “Agreement”) with FUJIFILM Diosynth Biotechnologies U.S.A., Inc. (“Fujifilm”). The Agreement provides the terms and conditions under which Fujifilm will manufacture and supply certain recombinant protein antigens to the Company for its Phase II clinical study for the Company’s lead product, GEN-003. Under this Agreement, the Company is obligated to pay Fujifilm certain milestone payments up to the mid seven figures upon the achievement of certain manufacturing milestones. Additionally, raw materials, resins and consumables purchased for the vaccine production will be invoiced separately as such costs are incurred by Fujifilm. The Company will pay Fujifilm’s actual costs plus a percentage fee in the mid-single digits for these raw materials, resins and consumables. The Company will also pay a reservation fee, which equals a percentage of production fees in the low double digits, to reserve manufacturing slots in the production timeframe as agreed upon under the Agreement. The Company is required to use commercially reasonable efforts to timely provide Fujifilm with the technology, materials and resources needed to produce and supply the recombinant protein antigen.

The Agreement will expire on February 25, 2024. Subject to termination fees under applicable circumstances, the Company may terminate the Agreement at any time by giving Fujifilm advance written notice. The Agreement may also be terminated by either party due to a material uncured breach by the other party.

Item 7.01.             Regulation FD Disclosure.

On March 3, 2014, the Company issued a press release announcing a joint research collaboration with Dana-Farber Cancer Institute and Harvard Medical School to characterize anti-tumor T cell responses in melanoma patients. A copy of the press release, dated March 3, 2014, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Genocea Biosciences, Inc. dated March 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ WILLIAM CLARK
William Clark President and Chief Executive Officer

Date: March 3, 2014